As filed on May 15, 2000                  Registration Statement No. 333-_______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            AUTOTRADECENTER.COM INC.
             (Exact name of registrant as specified in its charter)


                  ARIZONA                                86-0879572
    (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                   Identification No.)


             8135 EAST BUTHERUS, SUITE 3, SCOTTSDALE, ARIZONA 85260
              (Address or principal executive offices) (Zip code)



                             1997 STOCK OPTION PLAN
                         WARRANTS ISSUED TO RALPH THOMAS
                         WARRANTS ISSUED TO ALAN SISKIND
                              (Full title of plan)


                         ROGER L. BUTTERWICK, PRESIDENT
                            AUTOTRADECENTER.COM INC.
                           8135 EAST BUTHERUS, SUITE 3
                            SCOTTSDALE, ARIZONA 85260
                     (Name and address of agent for service)


                                 (480) 951-8040
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------

                                                                                   Proposed
                                                          Proposed                  maximum
  Title of securities          Amount to be           maximum offering             aggregate                Amount of
   to be registered             registered             price per share          offering price           registration fee
------------------------------------------------------------------------------------------------------------------------------

1997 Stock                       2,808,307                $1.8125 (2)<F2>       $5,090,056 (2)              $1,343.77
Option Plan -                   shares (1) <F1>
Common Stock,
no par value
------------------------------------------------------------------------------------------------------------------------------
Warrant Issued to                  100,000                $1.00 (3)<F3>           $100,000 (3)                 $26.40
Ralph Thomas -                  shares (1)<F1>
Common Stock,
no par value
------------------------------------------------------------------------------------------------------------------------------
Warrant Issued to                  100,000                $1.00 (3)<F3>           $100,000 (3)                 $26.40
Alan Siskind -                  shares (1)<F1>
Common Stock,
no par value
------------------------------------------------------------------------------------------------------------------------------
                                                                                $5,290,056                  $1,396.57
------------------------------------------------------------------------------------------------------------------------------

(1)<F1> Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock of the Company which become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)<F2> Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based upon the average of the bid and asked prices of the Registrant's Common Stock on the NASD OTC Bulletin Board on May 11, 2000.

(3)<F3> Calculated pursuant to Rule 457(h) under the Securities Act based on the exercise price of the warrant issued to the listed individual.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Amendment No. 3 to the Form S-1 Registration Statement, SEC File No. 333-78659, filed on October 12, 1999 which became effective on October 29, 1999.

         (b) Quarterly Reports of the Registrant on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999, and Current Reports on Form 8-K dated February 17, 2000, February 29, 2000, and March 23, 2000, Commission File No. 333-78659.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

Each share of common stock has one vote with respect to all matters voted upon by the shareholders.

Holders of common stock are entitled to receive dividends, when and if declared by our board of directors, out of company funds legally available for the payment of dividends. We have never declared a dividend on our common stock and have no present intention of declaring any dividends in the future.

Holders of common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of our company, holders of the common stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities and any liquidation payments due to holders of preferred stock.

All outstanding shares of common stock when issued and paid for, will be fully paid and not liable for further call or assessment.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Arizona Business Corporation Act and Article 9 of the Registrant's Articles of Incorporation permit the Registrant to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the corporation's best interests, not opposed to the corporation's best interests, or unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the officer or director was adjudged liable on the basis that he or she derived an improper personal benefit.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


ITEM 8.  EXHIBITS

 -----------------------------------------------------------------------------------------------------------------------
   Exhibit
   Number      Description of Document

-----------------------------------------------------------------------------------------------------------------------
     4.1       Articles of Incorporation, as amended (filed as Exhibit 3.1 to the registrant's Registration
               Statement on Form S-1, File No. 333-78659, and incorporated herein by reference)
-----------------------------------------------------------------------------------------------------------------------
     4.2       Bylaws (filed as Exhibit 3.2 to the registrant's Registration Statement on Form S-1, File No.
               333-78659, and incorporated herein by reference)
-----------------------------------------------------------------------------------------------------------------------
     4.3       1997 Stock Option Plan (filed as Exhibit 10.1 to the registrant's Registration Statement on
               Form S-1, File No. 333-78659, and incorporated herein by reference)
-----------------------------------------------------------------------------------------------------------------------
     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.
-----------------------------------------------------------------------------------------------------------------------
    23.1       Consent of Price Kong & Company, P.A.
-----------------------------------------------------------------------------------------------------------------------
    23.2       Consent of Neff & Ricci, LLP
-----------------------------------------------------------------------------------------------------------------------
    23.3       Consent   of   Dill   Dill   Carr    Stonbraker    &   Hutchings,
               P.C. (incorporated by reference into Exhibit 5.1)
-----------------------------------------------------------------------------------------------------------------------
    99.1       Stock Option Agreement with Ralph Thomas
-----------------------------------------------------------------------------------------------------------------------
    99.2       Stock Option Agreement with Alan Siskind
-----------------------------------------------------------------------------------------------------------------------


ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective  amendment any
         of  the  securities   being  registered  which  remain  unsold  at  the
         termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 15, 2000.

                                    AUTOTRADECENTER.COM INC.


                                            By:/s/ Roger L. Butterwick
                                               ---------------------------------
                                               Roger L. Butterwick, President

Pursuant to the requirements of the Securities Act of 1933, this registration statements has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                TITLE                                    DATE

                         President, Treasurer and
                         director (Principal  executive,
                         financial and accounting officer)
/s/Roger L.Butterwick                                        May 15, 2000
-----------------------                                      -------------------
Roger L. Butterwick


                         Vice President, Secretary and
                         director
/s/John E. Rowlett                                           May 15, 2000
-----------------------                                      -------------------
John E. Rowlett



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